UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021 (November 16, 2021)

Weber Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40702	61-1999408
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1415 S. Roselle Road Palatine, Illinois		60067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (847) 934-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	WEBR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2021, Weber Inc. (the “Company”) announced that its Board of Directors (the “Board”) has appointed Michael G. Jacobs as the Company’s Chief Operating Officer, effective November 18, 2021. Mr. Jacobs, 51, has served as Chief Supply Chain Officer of the Company and previously Weber-Stephen Products LLC since September 2020. Mr. Jacobs’ previous roles at Weber-Stephen Products LLC include Executive Vice President, Supply Chain & Operations from September 2018; Senior Vice President, Supply Chain from February 2016; and Vice President, Purchasing from 2014.

On November 18, 2021, the Company also announced that the Board has named Troy J. Shay, 47, as the Chief Executive Officer of 1952 Ventures LLC, a newly created subsidiary of the Company designed to house new growth platforms for the Company that can accelerate innovation and brand extension, and the Company’s Chief Growth Officer, with each appointment effective December 1, 2021. In connection with his new roles and responsibilities, Mr. Shay will no longer serve as President and Chief Commercial Officer of the Company. Mr. Shay has served as President and Chief Commercial Officer of the Company and previously Weber-Stephen Products LLC since July 2018. Prior to joining the Company, Mr. Shay served as President and Chief Customer Officer for the Appliance & Cookware division of Newell Brands from 2017 to 2018 and President of the U.S. business of Moen, Incorporated from 2016 to 2017.

On November 18, 2021, the Company also announced that the Board has appointed Hans Jürgen-Herr, 59, as the Company’s President Emeritus and Executive Vice-President of Growth Projects, Weber EMEA, effective December 1, 2021. In connection with his new roles and responsibilities, Mr. Herr will no longer serve as President of Weber EMEA. Mr. Herr has served as President of Weber EMEA of the Company and previously Weber-Stephen Products LLC since November 2012.

Item 8.01.	Other Events.

On November 18, 2021, the Company announced that its Board has appointed Beau Warren as President of Weber Americas, assuming Mr. Shay’s previous responsibilities, effective December 1, 2021. Mr. Warren, 45, has served as Senior Vice President and General Manager of the U.S. Business of the Company and previously Weber-Stephen Products LLC since February 2019. Prior to joining the Company, Mr. Warren served as Vice President, Digital Commerce and Strategic Capabilities for Moen, Incorporated from 2015 to 2019.

On November 18, 2021, the Company announced that its Board has appointed Steffen Hahn, Ph.D., as President of Weber EMEA, as part of a planned succession assuming Mr. Herr’s previous responsibilities, effective December 1, 2021. Dr. Hahn, 45, has served as Senior Vice President – EMEA Commercial for the Company and previously Weber-Stephen Products LLC since March 2020. Prior to this, Dr. Hahn served as a management consultant at McKinsey & Company from 2013.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBER INC.

Date: November 18, 2021

	By:	/s/ Philip Zadeik
	Name:	Philip Zadeik
	Title:	General Counsel